SCHEDULE 13D/A

CUSIP No: 290890102

TRANSACTIONS IN THE SHARES BY THE REPORTING PERSON DURING THE PAST 60 DAYS

Date of Transaction	Shares Purchased(Sold)	Price per Share
12/23/2009	(-900)	16.54